UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 29, 2008, there was a meeting of the Board of Directors of Electro Energy, Inc. (the “Board” of the “Company”) at which the Board appointed David Anthony as a member of the Board. No action was taken with respect to appointments to any committee of the Board. The Board also voted to approve the grant of 100,000 stock options, which vest over four years so long as Mr. Anthony continues to be a Director, pursuant to the Company’s 2005 Stock option and Incentive Plan, as amended and restated as of December 14, 2007. The Board also accepted amicably the resignation of Jeffrey Auerbach from the Board.

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On May 29, 2008, upon the discretionary recommendation of the Company’s Compensation Committee, the Board of Directors voted to award Michael E. Reed and Timothy E. Coyne incentive bonuses for the calendar year 2007, in accordance with each of their previously disclosed employment agreements, in the amounts of $70,965 and $43,350, respectively.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

June 3, 2008	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer